Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 14, 2010)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 27, 2010 of $2,181,100 (or $.42 per share diluted) compared to net income of $1,413,700 (or $.26 per share diluted) in the first quarter of 2009.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Both our franchising and leasing businesses produced significant earnings growth during the first quarter.  We are pleased with our performance and are optimistic about our prospects for the remainder of 2010.”

Winmark Corporation creates, supports and finances business.  At March 27, 2010, there were 883 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child®, and Music Go Round® and there were 21 territories in operation under the Wirth Business Credit® brand.  An additional 49 retail franchises have been awarded but are not open.  In addition, at March 27, 2010, the Company had loans and leases equal to $36.6 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

	March 27, 2010 (unaudited)	December 26, 2009 (audited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,109,300	$9,490,800
Marketable securities	341,500	1,274,000
Current investments	2,000,000	2,000,000
Receivables, less allowance for doubtful accounts of $27,200 and $35,700	1,726,700	1,761,100
Net investment in leases - current	15,788,000	17,575,900
Inventories	118,700	111,400
Prepaid expenses	371,900	398,800
Total current assets	33,456,100	32,612,000
Net investment in leases — long-term	18,840,100	19,423,700
Long-term investments	2,212,600	2,232,900
Long-term receivables, net	11,800	14,900
Property and equipment, net	1,801,800	1,843,500
Other assets	677,500	677,500
	$56,999,900	$56,804,500
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$4,012,200	$3,983,100
Current renewable subordinated notes	9,049,400	9,166,900
Accounts payable	1,294,900	1,415,200
Income taxes payable	271,200	183,500
Accrued liabilities	2,257,300	1,794,100
Current discounted lease rentals	659,500	972,600
Current rents received in advance	334,300	294,400
Current deferred revenue	1,332,100	1,188,800
Deferred income taxes	1,057,700	1,057,700
Total current liabilities	20,268,600	20,056,300
Long-term line of credit	4,290,100	5,298,900
Long-term renewable subordinated notes	11,449,500	12,058,700
Long-term discounted lease rentals	400,300	507,600
Long-term rents received in advance	1,198,700	1,332,000
Long-term deferred revenue	744,500	709,500
Other long-term liabilities	1,269,100	1,298,400
Deferred income taxes	214,400	214,400
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,111,323 and 5,125,025 shares issued and outstanding	—	—
Other comprehensive (loss) income	(37,400)	9,600
Retained earnings	17,202,100	15,319,100
Total shareholders’ equity	17,164,700	15,328,700
	$56,999,900	$56,804,500

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 27, 2010	March 28, 2009
REVENUE:
Royalties	$6,363,500	$5,633,500
Leasing income	2,524,900	2,701,700
Merchandise sales	494,700	625,400
Franchise fees	223,500	150,000
Other	236,200	139,400
Total revenue	9,842,800	9,250,000

COST OF MERCHANDISE SOLD	471,000	595,900
LEASING EXPENSE	547,300	682,500
PROVISION FOR CREDIT LOSSES	172,100	419,700
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,855,900	4,882,500

Income from operations	3,796,500	2,669,400
LOSS FROM EQUITY INVESTMENTS	(20,200)	(3,500)
INTEREST EXPENSE	(288,200)	(351,100)
INTEREST AND OTHER INCOME	177,700	61,100

Income before income taxes	3,665,800	2,375,900

PROVISION FOR INCOME TAXES	(1,484,700)	(962,200)

NET INCOME	$2,181,100	$1,413,700

EARNINGS PER SHARE - BASIC	$.43	$.26

EARNINGS PER SHARE - DILUTED	$.42	$.26

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,128,408	5,396,156

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,196,377	5,398,276